Exhibit 10.8

HOME BREW MART, INC.

AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP AGREEMENT

This Amended and Restated Employee Stock Ownership Agreement (this “Agreement”) is effective as of July 23, 2015 (the “date of this Agreement”), between Home Brew Mart, Inc., a California corporation (the “Company”), and Yuseff Cherney (the “Employee”) with regard to the following:

A. The Company and Employee are parties to that certain Employee Stock Ownership Agreement effective as of February 8, 2002 (the “Original Agreement”).

B. Pursuant to the Original Agreement, the Company has issued shares of the Company’s common stock (the “Shares”) to Employee as follows:

(i) 65,000 Shares on February 8, 2002;

(ii) 10,000 Shares on February 8, 2003;

(iii) 10,000 Shares on February 8, 2004;

(iv) 10,000 Shares on February 8, 2005;

(v) 10,000 Shares on December 19, 2005;

(vi) 10,000 Shares on December 14, 2006; and

(vii) 40,000 Shares on September 28, 2010.

C. The issuance of the Shares hereunder was in connection with Employee’s compensation by the Company and was intended to comply with the provisions of the exemption set forth in Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”) and Section 25102(f) of the California Corporations Code (the “California Code”).

D. The Original Agreement provided that the Shares were unvested and subject to the Company’s Repurchase Option (as defined in the Original Agreement) through the earlier of February 8, 2012 and the consummation of a Change in Control (as defined below).

E. The Company and Employee desire to restate the Original Agreement on the terms and conditions set forth herein to make certain revisions.

F. The Share numbers in this Agreement give effect to the 100-for-1 stock split effected by the Company on September 23, 2014.

Now, therefore, the parties agree as follows:

1. Issuance of Shares. The Company has issued an aggregate of 155,000 Shares to Employee pursuant to the Original Agreement as set forth in the recitals above.

2. Vesting. All of the Shares issued to Employee pursuant to the Original Agreement vested and were released from the Company’s Repurchase Option on February 8, 2012 pursuant to the terms of the Original Agreement.

3. No Restriction on Termination; Representation.

(a) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Employee’s employment or consulting relationship, for any reason, with or without cause.

(b) The Employee acknowledges and agrees that the Company has no duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Shares before or at the time of a termination of the employment of the Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

4. Right of First Refusal.

(a) Neither Employee nor a transferee (either being sometimes referred to herein as the “Holder”) shall sell, hypothecate, encumber or otherwise transfer any Shares or any right or interest therein without first complying with the provisions of this Paragraph 4 or obtaining the prior written consent of the Company and provided further that such Shares are “Mature Shares” (which means that the Shares have been held by the Holder (and any successor Holder) for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes). In the event the Holder desires to accept a bona fide third-party offer for any or all of the Shares, the Holder shall provide the Company with written notice (the “Transfer Notice”) of:

(i) the Holder’s intention to transfer;

(ii) the name of the proposed transferee;

(iii) the number of Shares to be transferred; and

(iv) the proposed transfer price or value and terms thereof.

If the Holder proposes to transfer any Shares to more than one transferee, the Holder shall provide a separate Transfer Notice for the proposed transfer to each transferee. The Transfer Notice shall be signed by both the Holder and the proposed transferee and must constitute a binding commitment of the Holder and the proposed transferee for the transfer of the Shares to the proposed transferee subject to the terms and conditions of this Agreement.

(b) If the Company determines that the information provided by the Holder in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give to the Holder written notice of the Holder’s failure to comply with the procedure described in this Paragraph 4, and the Holder shall have no right to transfer the Shares without first complying with the procedures described in this Paragraph 4. The Holder shall not be permitted to transfer the Shares if the proposed transfer is not bona fide.

(c) The Company shall have the right to purchase (the “Right of First Refusal”) all but not less than all, of the Shares which are described in the Transfer Notice (the “Offered Shares”). The Offered Shares shall be repurchased at (i) the per share price or value and in accordance with the terms stated in the Transfer Notice (subject to Paragraph 4(d) below) or (ii) the fair market value of the Shares on the date on which the purchase is to be effected if no consideration is paid pursuant to the terms stated in the Transfer Notice, which Right of First Refusal shall be exercised by written notice (the “First Refusal Exercise Notice”) to the Holder at any time within thirty (30) days after receipt of the Transfer Notice (the “Option Period”).

(d) The Company shall consummate the purchase of the Offered Shares on the terms set forth in the Transfer Notice within sixty (60) days after delivery of the First Refusal Exercise Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Offered Shares other than in cash, the Company and/or its assigns shall have the right to pay for the Offered Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Board. Upon payment for the Offered Shares to the Holder or into escrow for the benefit of the Holder, the Company or its assigns shall become the legal and beneficial owner of the Offered Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer the Offered Shares to its own name or its assigns without further action by the Holder.

(e) Whenever the Company shall have the right to purchase Shares under the Right of First Refusal, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Right of First Refusal.

(f) If the Company and/or its assigns do not collectively elect to exercise the Right of First Refusal within the Option Period or such earlier time if the Company and/or its assigns notifies the Holder that it will not exercise the Right of First Refusal, then the Holder may transfer the Shares upon the terms and conditions stated in the Transfer Notice, provided that:

(i) The transfer is made within forty-five (45) days of the earlier of (A) the date the Company and/or its assigns notify the Holder that the Right of First Refusal will not be exercised or (B) the expiration of the Option Period; and

(ii) The transferee agrees in writing that such Shares shall be held subject to the provisions of this Agreement.

The Company shall have the right to demand further assurances from the Holder and the transferee (in form and substance satisfactory to the Company) that the transfer of the Offered Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Offered Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide.

(g) Following such 45-day period, no transfer of the Offered Shares and no change in the terms of the transfer as stated in the Transfer Notice (including the name of the proposed transferee) shall be permitted without a new written Transfer Notice prepared and submitted in accordance with the requirements of the Right of First Refusal.

(h) The provisions of the Right of First Refusal shall terminate as to all of the Shares upon (i) the consummation of an Initial Public Offering, or (ii) a Change in Control. For purposes of this Agreement, “Initial Public Offering” shall mean the first sale to the general public of the Company’s Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended. For purposes of this Agreement, “Change of Control” is defined as (a) a merger in which the Company is not the surviving corporation; (b) a merger or the sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders before such merger or sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving corporation; or (c) the sale or exchange of all or substantially all of the Company’s assets.

(i) In the event of any transaction described in Paragraph 5, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Right of First Refusal, but only to the extent the Shares are at the time covered by such right.

5. Changes in Capitalization; Consolidation; Merger; Sale of Assets. If during the term of this Agreement, there is any stock dividend or liquidating dividend of cash and/or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company, then any and all new, substituted or additional securities or other property to which Employee is entitled by reason of Employee’s ownership of the Shares shall be immediately subject (but only to the extent the Shares were subject immediately prior to dividend, stock split or change) to the rights and restrictions in this Agreement and be included in the word “Shares” for all purposes.

6. Employee Representations. In connection with Employee’s acquisition of the Shares, Employee hereby represents and warrants to the Company as follows:

(a) Investment Intent; Capacity to Protect Interests. Employee is acquiring the Shares solely for investment and not with any present intention of selling or otherwise disposing of the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. Employee also represents that the entire legal and beneficial interest of the Shares is being acquired, and will be held, for Employee’s account only, and neither in whole nor in part for any other person except to the extent held jointly with Employee’s spouse.

(b) Residence. Employee’s principal residence is located in California.

(c) Information Concerning Company. Employee has had the opportunity to discuss the plans, operations, and financial condition of the Company with each of their officers and has received all information Employee has deemed appropriate to enable Employee to evaluate the financial risk inherent in the Shares.

(d) Investment Qualification. Employee either has a preexisting business or personal relationship with the Company or any of its officers, directors, or controlling persons or by reason of Employee’s business or financial experience or the business or financial experience of Employee’s professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Employee’s own interests in connection with this transaction.

(e) Economic Risk. Employee realizes that the acquisition of the Shares involves a high degree of risk, and Employee is able, without impairing Employee’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of their value.

(f) Restricted Securities. Employee acknowledges that the sale of the Shares has not been registered under the Securities Act or qualified under the California Code and that the Shares are “restricted securities.” The Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under the California Code or unless exemptions from such registration and qualifications are available, and the Company is not under any obligation to register the Shares.

(g) Disposition under Rule 144. Employee understands:

(i) that the Shares are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act, which limit the sale of the Shares in a public market transaction;

(ii) that the exemption from registration under Rule 144 will not be available, in any event, for at least one year from the date of issuance of the Shares, and even then will not be available unless (A) a public trading market then exists for the Common Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 are complied with;

(iii) that certain sales of the Shares may be made only in limited amounts in accordance with such terms and conditions; and

(iv) that there can be no guarantee that an exemption from registration under Rule 144 or Rule 701 will be available.

(h) Valuation of Shares. Employee understands that the Shares may be valued by the Board for the purpose of a sale pursuant to this Agreement. The Company makes no representation that this valuation will represent an accurate appraisal of its worth. Employee also understands that the Company can give no assurances that such price is in fact the fair market value of the Shares and that it is possible that the Internal Revenue Service would successfully assert that the value of the Shares on the date of purchase is substantially greater than so determined.

If the Internal Revenue Service were to succeed in a determination that the Shares had value greater than any purchase price the Employee may ultimately realize, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest and penalties) due would be payable by Employee, and the Company will not reimburse Employee for that tax liability. Employee assumes all responsibility for such potential tax liability.

7. Legends. All certificates representing any shares of Shares subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT AND/OR ANY SUCH STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION UNDER THE ACT OR ANY SUCH STATE SECURITIES LAW IS REQUIRED.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN FAVOR OF THE COMPANY AS PROVIDED IN AN ORIGINAL EMPLOYEE STOCK OWNERSHIP AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THESE SHARES, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRREVOCABLE PROXY TO THE COMPANY.”

(c) Any legend required to be placed thereon by appropriate Blue Sky officials.

8. Shareholder Rights. Subject to the provisions of Paragraph 4, Employee shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares deposited in said escrow.

9. Lock-Up. Notwithstanding sale pursuant to Rule 144 or Rule 701, or any other provision of this Agreement, including the termination provisions, Employee hereby agrees that for a period of up to one hundred eighty (180) days following the effective date of the first registration statement of the Company covering any securities of the Company to be sold on its behalf in an underwritten public offering, Employee shall not, to the extent requested by the Company or by any underwriter, sell or otherwise transfer or dispose of any shares of common stock or other securities of the Company during such period, except Common Stock included in such registration.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to securities subject to the foregoing restriction until the end of such period.

10. Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by express courier, by facsimile transmission or four (4) days after deposit in the United States Post Office, by registered or certified mail and regular mail with postage and fees prepaid, addressed to the other party hereto at its address hereinafter shown on the signature page attached hereto or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

12. Governing Law. This Agreement shall be governed by the laws of the State of California.

13. Successors; Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon Employee and Employee’s heirs, executors, administrators, successors and assigns.

14. Final Agreement. This Agreement constitutes the entire, final and exclusive statement of the agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous undertakings and agreements, including but not limited to, the Original Agreement, any offer letter, employment agreement, memorandum or similar agreement, relating to the subject matter hereof, including but not limited to, any rights to acquire capital stock, options, warrants or similar rights of the Company.

15. Construction. The terms of this Agreement have been reviewed and negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under the Agreement. No rule of strict construction shall be applied against any person. Employee shall have the right to retain its own counsel.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in San Diego, California in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYEE:	COMPANY: Home Brew Mart, Inc., a California corporation

/s/ Yuseff Cherney	By	/s/ Jim Buechler
Print Name: Yuseff Cherney		Jim Buechler, President and Chief Executive Officer